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                                                            EXHIBIT 99.23(J)(2)





                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
     the Kent Funds:

We consent to the use of our report dated February 18, 2000 for the Kent Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG LLP

Columbus, Ohio
April 28, 2000